UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2024

CERENCE INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39030	83-4177087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Mall Road, Suite 416
Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 362-7300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CRNC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

On February 28, 2024, the Board of Directors (the “Board”) of Cerence Inc. (the “Company”) appointed Daniel Tempesta as Chief Financial Officer (and, in such capacity, the “principal financial officer” and “principal accounting officer” of the Company), effective March 18, 2024.

Mr. Tempesta, age 53, most recently served as Executive Vice President and Chief Financial Officer at Nuance Communications, Inc. (“Nuance”) from July 2015 until December 2023, and in this role, he oversaw all finance and accounting operations, as well as tax, treasury, investor relations, order management, and procurement. Prior to his appointment as Nuance’s Chief Financial Officer, Mr. Tempesta served as Nuance’s Chief Accounting Officer, Corporate Controller and Senior Vice President of Finance. Before joining Nuance, Mr. Tempesta held several positions at Teradyne, Inc. from February 2004 to February 2008, including Chief Accounting Officer and Corporate Controller. Prior to that, he was in the audit practice of PricewaterhouseCoopers L.L.P. He received an accounting degree from the Isenberg School of Management at the University of Massachusetts, Amherst.

Mr. Tempesta will receive an annual base salary of $500,000. In addition, Mr. Tempesta will be eligible to participate in the Company’s Short Term Incentive Plan with a target opportunity equal to 75% of his base salary. In connection with his appointment, Mr. Tempesta will receive an initial equity award with a target aggregate value of $3 million. Such award will consist of 50% time-based restricted stock units and 50% performance-based restricted stock units. The time-based restricted stock units will vest in three equal installments on each of October 1, 2024, October 1, 2025 and October 1, 2026, in each case subject to Mr. Tempesta’s continued service with the Company through the applicable vesting date. The performance-based restricted stock units will be earned based on the achievement of pre-determined Company performance metrics for each of fiscal years 2024, 2025 and 2026 with one-third of the total performance-based restricted stock units eligible to be earned for each fiscal year, subject to Mr. Tempesta’s continued service with the Company through the applicable vesting date. Mr. Tempesta will also receive a one-time sign-on time-based restricted stock unit award with a target value of $3 million (the “Sign-On RSU Award”). The Sign-On RSU Award will vest in three equal installments on each of December 15, 2024, December 15, 2025 and December 15, 2026, in each case subject to Mr. Tempesta’s continued service with the Company through the applicable vesting date. These equity awards will be subject to the terms and conditions set forth in the 2024 Inducement Plan (as defined below) and the applicable award agreement.

In connection with his appointment, Mr. Tempesta will enter into a change of control and severance agreement with the Company (the “Severance Agreement”) that will continue until terminated in accordance with its terms. The Severance Agreement provides that, in the event that Mr. Tempesta’s employment is terminated by the Company other than for “cause” (as defined in the Severance Agreement) and for a reason other than due to his death or “disability” (as defined in the Severance Agreement) outside of the one-year period following a change of control (as defined in the Severance Agreement), Mr. Tempesta will be eligible to receive: (i) a lump sum payment equal to 100% of his annual base salary then in effect; (ii) a lump sum payment equal to 100% of his target bonus and a pro-rated percentage of his target bonus for the fiscal year in which the termination occurs; (iii) vesting of the portion of his time-based equity awards that would have vested in the twelve months following the termination date; (iv) vesting of the earned portion of any performance-based equity awards for which the performance period is complete as of the termination date and the opportunity under certain circumstances to earn a pro-rata portion of any performance-based awards with a single three-year performance period for which the performance period is not complete as of the termination date based on actual performance at the end of the performance period; and (v) up to twelve months of monthly COBRA premiums (at the coverage levels in effect for active employees of the Company).

If Mr. Tempesta’s employment is terminated by the Company other than for cause and for a reason other than due to his death or disability or he resigns for “good reason” (as defined in the Severance Agreement) within one year following a change of control, he will instead be eligible to receive: (i) a lump sum payment equal to 150% of his annual base salary then in effect (or, if greater, as in effect immediately prior to the change of control); (ii) a lump sum payment equal to 150% of his target bonus for the year in which the termination occurs (or, if greater, as in effect immediately prior to the change of control) and a pro-rated percentage of his target bonus for the fiscal year in which the termination occurs (or, if greater, as in effect immediately prior to the change of control); (iii) accelerated vesting of 100% of his unvested time-based equity awards; (iv) accelerated vesting of any performance-based equity awards based on actual performance through the termination date, if measurable, and based upon target performance if performance is not measurable as of the termination date; and (v) up to 18 months of monthly COBRA premiums (at the coverage levels in effect for active employees of the Company).

Under the Severance Agreement, in the event that Mr. Tempesta’s employment is terminated due to death or disability, he will be eligible to receive accelerated vesting of 100% of his unvested time-based equity awards, 100% of the earned portion of any performance-based equity awards for which the performance period is complete, and the opportunity under certain circumstances to earn a pro-rata portion of any performance-based awards with a single three-year performance period for which the performance period is not complete as of the termination date based on actual performance at the end of the performance period, except that such acceleration terms upon death or disability shall not apply to the Sign-On RSU Award. With respect to the Sign-On RSU Award, in the event that Mr. Tempesta’s employment is terminated due to death or disability or he resigns for “good reason,” the portion of the Sign-On RSU Award that was scheduled to vest during the 12 months following the termination of his employment will become vested.

To receive the foregoing severance payments and benefits, except in the case of a termination due to death, Mr. Tempesta is required to enter into a separation and release agreement in favor of the Company.

There are no other arrangements or understandings between Mr. Tempesta and any other persons pursuant to which he was appointed as Chief Financial Officer of the Company, and Mr. Tempesta has no family relationships with any of the executive officers or directors of the Company. Additionally, Mr. Tempesta has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Tempesta replaces Thomas Beaudoin, the current Executive Vice President and Chief Financial Officer of the Company, who resigned from his position as an officer of the Company, but not from the Board, effective as of March 18, 2024. Mr. Beaudoin will remain an employee through April 30, 2024 to ensure a smooth transition of responsibilities to the new CFO. Mr. Beaudoin advised the Company that his decision to resign as an officer of the Company did not involve any disagreement with the Company on any matter relating to its accounting policies or internal controls.

2024 Inducement Plan

On February 28, 2024, the Board approved the Cerence Inc. 2024 Inducement Plan (the “2024 Inducement Plan”). The terms of the 2024 Inducement Plan are substantially similar to the terms of the Company’s 2019 Equity Incentive Plan with the exception that incentive stock options may not be issued under the 2024 Inducement Plan and awards under the 2024 Inducement Plan may only be issued to eligible recipients under the applicable Nasdaq Listing Rules. The 2024 Inducement Plan was adopted by the Board without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules.

The Board has initially reserved 600,000 shares of the Company’s common stock for issuance pursuant to awards granted under the 2024 Inducement Plan. In accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, awards under the 2024 Inducement Plan may only be made to an employee who is commencing employment with the Company or any subsidiary or who is being rehired following a bona fide interruption of employment by the Company or any subsidiary, in either case if he or she is granted such award in connection with his or her commencement of employment with the Company or a subsidiary and such grant is an inducement material to his or her entering into employment with the Company or such subsidiary.

A complete copy of the 2024 Inducement Plan and the forms of award agreements to be used thereunder are filed herewith as Exhibit 10.1 and incorporated herein by reference. The above summary of the 2024 Inducement Plan does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 7.01	Regulation FD Disclosure.

A press release, dated March 4, 2024, announcing the appointment of Mr. Tempesta as Chief Financial Officer of the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	2024 Inducement Plan and form of award agreements thereunder

99.1	Press Release issued by Cerence Inc. on March 4, 2024 (furnished herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cerence Inc.

Date: March 4, 2024	By:	/s/ Stefan Ortmanns
	Name:	Stefan Ortmanns
	Title:	Chief Executive Officer